UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  November 27, 2007
(Date of earliest event reported)

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SEQUIAM CORPORATION
(Exact Name of Registrant as Specified in Charter)

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California	333-45678	33-0875030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sunport Lane
Orlando, Florida 32809
(Address of Principal Executive Offices)

(407) 541-0773
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.    Entry into a Material Definitive Agreement.

Effective November 1, 2007, Sequiam Biometrics, Inc., a wholly-owned subsidiary of Sequiam Corporation (“Sequiam”), entered into a one-year Exclusive Product License and Engineering Services Agreement (the “Agreement”) with Tacoma Technology, Inc. (“Tacoma”). The purpose of the agreement is to govern the manufacturing and distribution of Tacoma’s products, including biometric sensor modules.

As part of the agreement, Tacoma granted to Sequiam an exclusive, nontransferable, revocable, worldwide, royalty-bearing license to manufacture, use, sell or offer for sale licensed Tacoma products. In addition Tacoma hereby agrees to provide software programming and engineering services to Sequiam.

In exchange for consideration within the agreement, Sequiam shall pay to Tacoma $7,500 per month in license fees and a royalty of $0.50 per unit of product manufactured and sold by Sequiam that includes the use of the Tacoma Matching Algorithm and related software.

The Agreement may be extended under the same terms and conditions for additional 1-year periods upon 30 days written notice.  The Agreement also supersedes and replaces that earlier agreement entered into effective April 10, 2006

    The Agreement is furnished as Exhibit 10.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.    Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired.

                           Not applicable.

(b)      Pro Forma Financial Information.

                               Not applicable.

(c)         Exhibits.

10.1	Product License Agreement and Engineering Services Agreement, effective November 1, 2007, by and between Sequiam Biometrics, Inc. and Tacoma Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUIAM CORPORATION

Date:  December 3, 2007                                                      By:    /s/ Mark L.  Mroczkowski
Name:  Mark L. Mroczkowski
Title:  Executive Vice President and Chief Financial Officer